EXHIBIT 21.1

SUBSIDIARY CORPORATIONS OF CUBIC CORPORATION

PLACE OF INCORPORATION AND PERCENTAGE OWNED

	Place of	Percentage
Subsidiary	Incorporation	Owned

CTS — NORDIC AKTIEBOLAG	Sweden	100%

CUBIC (UK) LIMITED	England	100%

CUBIC ADVANCED LEARNING SOLUTIONS, INC.	Florida	100%

CUBIC DE MEXICO	Mexico	100%

CUBIC DEFENCE AUSTRALIA PTY LIMITED	Australia	100%

CUBIC DEFENCE NEW ZEALAND LIMITED	New Zealand	100%

CUBIC DEFENCE UK LTD	England	100%

CUBIC DEFENSE APPLICATIONS, INC.	California	100%

CUBIC FIELD SERVICES CANADA LIMITED	Canada	100%

CUBIC GLOBAL DEFENSE, INC.	Delaware	100%

CUBIC GLOBAL TRACKING SOLUTIONS, INC.	Delaware	100%

CUBIC HOLDINGS LTD.	New Zealand	100%

CUBIC ITALIA S.R.L.	Italy	100%

CUBIC LAND, INC.	California	100%

CUBIC MIDDLE EAST, INC.	Delaware	100%

CUBIC SIMULATION SYSTEMS, INC.	Delaware	100%

CUBIC TECHNOLOGIES DENMARK APS	Denmark	100%

CUBIC TECHNOLOGIES PTE. LTD.	Singapore	100%

CUBIC TECHNOLOGIES SINGAPORE PTE LTD	Singapore	100%

CUBIC TRANSPORTATION SYSTEMS (AUSTRALIA) PTY LIMITED	Australia	100%

CUBIC TRANSPORTATION SYSTEMS (DEUTSCHLAND) GmbH	Germany	100%

CUBIC TRANSPORTATION SYSTEMS (INDIA) PVT LIMITED	India	100%

CUBIC TRANSPORTATION SYSTEMS (ITMS) LIMITED	England	100%

CUBIC TRANSPORTATION SYSTEMS CANADA, LTD	Canada	100%

CUBIC TRANSPORTATION SYSTEMS LIMITED	England	100%

CUBIC TRANSPORTATION SYSTEMS NORDIC AS	Norway	100%

CUBIC TRANSPORTATION SYSTEMS, INC.	California	100%

DTECH LABS, INC.	Delaware	100%

INTIFIC, INC	Delaware	100%

NEK SERVICES, INC.	California	100%

NEXTBUS, INC.	Delaware	100%

OMEGA TRAINING GROUP, INC.	Georgia	100%

TRANSACTION SYSTEMS LIMITED	England	100%

URBAN INSIGHTS ASSOCIATES, INC.	Delaware	100%